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                             FIRST AMENDMENT TO
                       CERTIFICATE PURCHASE AGREEMENT
                          (Series 1996-1, Class A)


        This First Amendment to the Certificate Purchase Agreement (Series 1996-1, Class A) (this "Amendment") dated as of December 1, 1996, is made among INTER-CITY PRODUCTS RECEIVABLES COMPANY, L.P., a Tennessee limited partnership ("Transferor"), INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation ("ICP", "Servicer" or "Initial Servicer"), Anagram Funding Corp. ("Anagram" and together with its permitted assigns, the "Purchaser(s)"), and THE CHICAGO CORPORATION, a Delaware corporation, as agent for the Purchaser(s) (in that capacity, together with any successors in that capacity, "Agent").

        REFERENCE IS MADE to a Certificate Purchase Agreement (Series 1996-1, Class A) (the "1996-1 Class A Certificate Purchase Agreement"), among Transferor, Initial Servicer, Anagram and Agent . Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the 1996-1 Class A Certificate Purchase Agreement.

        WHEREAS, Section 10.1 of the 1996-1 Class A Certificate Purchase Agreement provides that the 1996-1 Class A Certificate Purchase Agreement may be amended by Transferor, ICP and Initial Servicer if such amendment is consented to in writing by the Required Purchasers.

        WHEREAS, pursuant to Section 9.9 of the 1996-1 Class A Certificate Purchase Agreement, Anagram constitutes the Required Purchasers.

        WHEREAS, the parties hereto wish to amend the 1996-1 Class A Certificate Purchase Agreement.

        NOW, THEREFORE, it is hereby agreed that:

        1.Section 4.2(a) of the 1996-1 Class A Certificate Purchase Agreement is hereby amended as follows:

        The reference to "0.55%" is hereby deleted and replaced with "0.65%".

        2.The terms of the 1996-1 Class A Certificate Purchase Agreement shall continue in full force and effect as amended and modified by this Amendment.

        3.This Amendment may be executed in several counterparts, and all so executed shall constitute one and the same Amendment.


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        IN WITNESS WHEREOF, the parties hereto have caused his Amendment to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.

                                       INTER-CITY PRODUCTS RECEIVABLES
                                       COMPANY, L.P., as Transferor


                                       By:  _________________________
                                       Name:
                                       Title:


                                       INTER-CITY PRODUCTS CORPORATION
                                         (USA), as Initial Servicer


                                       By: __________________________
                                       Name:
                                       Title:


                                       ANAGRAM FUNDING CORP., as Purchaser
                                         and the Required Purchasers

                                       By:  _________________________
                                       Name:
                                       Title:


                                      THE CHICAGO CORPORATION, as
                                         Agent

                                      By:  _________________________
                                      Name:
                                      Title: